U.S. SECURITIES AND EXCHANGE COMMISSION
                       WASHINGTON, D.C. 20549

                             FORM SB-2/A
                             AMENDMENT #21

       REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       WATERLOO VENTURES INC.
                    ---------------------------
        (Exact name of Registrant as specified in its charter)

   NEVADA                 1040                 98-0377027
-------------   ---------------------------   ----------------
(State or other   Standard Industrial           IRS Employer
jurisdiction of   Classification                Identification
incorporation or                                Number
organization)

Waterloo Ventures Inc.
Marshall Bertram, President
355 Burrard Street, Suite 1530
Vancouver, British Columbia,
Canada                                          V3J 5V7
------------------------------                 ----------
(Name and address of principal                 (Zip Code)
executive offices)

Registrant's telephone number,
including area code:                           (604)484-3558
                                           Fax:(604)484-3559
                                               --------------

Approximate date of commencement of
Proposed sale to the public:               as soon as practicable after
                                           the effective date of this
                                           Registration Statement.

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same
offering.                                                          |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration statement for the same offering.                      |__|

If delivery of the prospectus is expected to be made pursuant to Rule
434, check the following.                                          |_|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box         |X__|




                  CALCULATION OF REGISTRATION FEE
-----------------------------------------------------------------------
TITLE OF EACH                   PROPOSED      PROPOSED
CLASS OF                        MAXIMUM       MAXIMUM
SECURITIES                      OFFERING      AGGREGATE    AMOUNT OF
TO BE          AMOUNT TO BE     PRICE PER     OFFERING     REGISTRATION
REGISTERED     REGISTERED       SHARE (1)     PRICE (2)    FEE (2)
-----------------------------------------------------------------------
Common Stock   1,660,000 shares   $0.25       $415,000    38.18
-----------------------------------------------------------------------

(1) Based on the last sales price on August 31 , 2002
(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 under the Securities Act.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(a) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(a), MAY DETERMINE.


          SUBJECT TO COMPLETION,January December 2410,20032 , 2002

Agent for service of process: Nevada Agency and Trust
                              50 Liberty Street West, Suite 880
                              Reno Nevada, USA 89501
                              Telephone:  775-322-0626
































                            PROSPECTUS
                      WATERLOO VENTURES INC.
                          1,660,000 SHARES
                           COMMON STOCK
                         ----------------
The selling shareholders named in this prospectus are offering all of the shares of common stock offered through this prospectus.

Our common stock is presently not traded on any market or securities exchange.
                         ----------------

The purchase of the securities offered through this prospectus involves a high degree of risk. See section entitled "Risk Factors" on pages 5 - 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Until ____, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The selling shareholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.



                         ----------------

         The Date Of This Prospectus Is: January24December 10, 2002

                              Table Of Contents
                                                               PAGE
Summary .......................................................  5
Risk Factors ..................................................  5
Risks Related To Our Financial Condition and Business Model
- -----------------------------------------------------------
  -  If we do not obtain additional financing, our business
     will fail ................................................  5

  -  If we do not complete the required option payments and
     capital expenditure requirements mandated in our option,
     we will lose our interest in the East Red Rock Claims
     and our business may fail ................................  5

  -  Because we have not commenced business operations, we face a high risk of business failure ..........................  6

  -  Because of the speculative nature of exploration of mineral properties, there is substantial risk that our business
     will fail ................................................  6

  -  Because of the inherent dangers involved in mineral
     exploration, there is a risk that we may incur liability or damages as we conduct our business .......................  7



  -  We need to continue as a going concern if our business is to succeed ...............................................  7

Risks Related To Our Market And Strategy
------------------------------------------
  -  If we do not obtain clear title to the East Red Rock Claims our business may fail ....................................  7


Risks Related To Legal Uncertainty
- ----------------------------------
  -  If we become subject to burdensome government regulation or other legal uncertainties, our business will be
     negatively effected ......................................  7

Risks Related To This Offering
- ------------------------------
    Because our directors own 37.59% of our outstanding stock, they could control and make corporate decisions that may
    be disadvantageous to other minority stockholders  ........ 8

  -  Because our president has other business interests,
     he may not be able or willing to devote a sufficient
     amount of time to our business operations, causing our
     business to fail .........................................  8



  -  If a market for our common stock does not develop,
     shareholders may be unable to sell their shares ..........  8

  -  If a market for our common stock develops, our stock
     price may be volatile ....................................  9

  -  If the selling shareholders sell a large number of
     shares all at once or in blocks, the market price of our
     shares would most likely decline .........................  9

Use of Proceeds ............................................... 10
Determination of Offering Price ............................... 10
Dilution ...................................................... 10
Selling Shareholders .......................................... 10
Plan of Distribution .......................................... 13
Legal Proceedings ............................................. 15
Directors, Executive Officers, Promoters and Control Persons .. 16 Security Ownership of Certain Beneficial Owners and Management 17
Description of Securities ..................................... 18
Interest of Named Experts and Counsel ......................... 19
Disclosure of Commission Position of Indemnification for
Securities Act Liabilities .................................... 19
Organization Within Last Five Years ........................... 20
Description of Business ....................................... 20
Plan of Operations ............................................ 25
Description of Property ....................................... 26
Certain Relationships and Related Transactions ................ 27
Market for Common Equity and Related Stockholder Matters ...... 27
Executive Compensation ........................................ 28
Financial Statements .......................................... 30
Changes in and Disagreements with Accountants ................. 31
Available Information ......................................... 31









                            Summary

Prospective investors are urged to read this prospectus in its entirety.

We are an   exploration stage company.  To date, we have not conducted any exploration activities and have had no reveues and have incurred a net loss for the period ending August 31, 2002 of $20,129. . We have obtained an option to acquire a 75% interest in a mineral claim located in the Sudbury Mining Division Province of Ontario, Canada. We refer to these mineral claims as the East Red Rock Claims. This option is exercisable by us completing minimum required exploration expenditures of $24,000 on or before August 31, 2003 and a further $176,000 on or before August 31, 2004 (SEE DESCRIPTION OF BUSINESS - EAST REDROCK PROPERTY, OPTION AGREEMENT) on the East Red Rock Claims. Our optioned property is also subject to a Net Smelter Return Royalty of 1%, in favor of Klondike Bay Resources.

While we have sufficient cash on hand to incur the minimum exploration expenditures required to be spent by August 31, 2003, we do not have the funds required to exercise the option in full. Our Independent
Auditor's Report indicates substantial doubt as to our ability to continue as a going concern because we have no source of cash flow.

The exercise of our option concerning the East Red Rock Claims will not result in our acquisition of any real property rights. We will only acquire the right to explore and extract minerals from the property.

Our objective is to conduct mineral exploration activities on the East Red Rock Claims in order to assess whether the claims possesses commercially exploitable reserves of copper, nickel and or platinum group elements. We have not, as yet, commenced any exploration work on our optioned property and there is no assurance that a commercially viable reserve exists on our optioned property. Further exploration will be required before a final evaluation as to the economic and legal feasibility is determined. Our proposed exploration program is designed to search for commercially exploitable deposits.

We were incorporated on June 18, 2002 under the laws of the state of Nevada. Our principal offices are located at 355 Burrard Street, Suite 1530 Vancouver, British Columbia, Canada. Our telephone number is (604) 484-3558.

The Offering:

Securities Being Offered     Up to 1,660,000 shares of common stock, or
                             62.406% of our issued and outstanding
                             shares. The offering price will be determined by market factors and the independent decisions of the selling shareholders.

Offering Price
                             The selling shareholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter, at prevailing market prices or privately negotiated prices.



Terms of the Offering        The selling shareholders will determine
                             when and how they will sell the common
                             stock offered in this prospectus.

Termination of the Offering  The offering will conclude when all of the
                             1,660,000 shares of common stock have been sold, or two years after the effective date of this registration statement, whichever occurs first.




Securities Issued
And to be Issued             2,660,000 shares of our common stock are
                             issued and outstanding as of the date of this prospectus. All of the common stock to be sold under this prospectus will be sold by existing shareholders.

Use of Proceeds              We will not receive any proceeds from the
                             sale of the common stock by the selling

Summary Financial Information

Balance Sheet Data            November 30,

Cash                             $ 49,429
Total Assets                     $ 51,929
Liabilities                      $  1,000
Total Stockholders' Equity       $ 50,929

Statement of Loss and Deficit

                  From Incorporation on
            June 18, 2002 to November 30, 2002

Revenue                 $     0
Net Loss                 20,129.00


                          Risk Factors

An investment in our common stock involves a high degree of risk.
You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

     Risks Related To Our Financial Condition And Business Model

THE SOLE MINERAL PROPERTY IN WHICH WE HAVE AN INTEREST, THE EAST RED ROCK CLAIMS, HAS NO RESERVES.

Our sole mineral property asset is the East Red Rock Claims. As this property is in the exploration stage, it has no reserves and does not generate any cash flow. Accordingly, we have no means of producing any income. We anticipate incurring losses for the foreseeable future.

IF WE DO NOT OBTAIN ADDITIONAL FINANCING, OUT BUSINESS WILL FAIL.

Our current operating funds are less than necessary to complete the exploration of the optioned mineral claims, and therefore we will need to obtain additional financing in order to complete our business plan. As of November 30,we had cash in the amount of $49,429.00 We currently do not have any operations and we have no income.

Our business plan calls for significant expenses in connection with the exploration of the East Red Rock Claims. While we have sufficient funds to conduct phase one of the recommended exploration program on the property and part of phase two, we will need to raise additional capital of approximately $156,000 to complete this work and exercise the option. We will require additional financing in order to complete the full-
recommended exploration program.   We will also require additional
financing if the costs of the exploration of our optioned mineral claim are greater than anticipated. We will require additional financing to sustain our business operations if we are not successful in earning revenues once exploration is complete. We do not currently have any arrangements for financing and we can provide no assurance to investors that we will be able to find such financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for gold, copper, nickel and platinum group metals
(PGM), investor acceptance of our property, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to us.

The most likely source of future funds presently available to us is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternative for the financing of further exploration would be the offering by us of an interest in our properties to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated.

IF WE DO NOT COMPLETE THE REQUIRED OPTION PAYMENT AND CAPITAL
EXPENDITURE REQUIREMENTS MANDATED IN OUR OPTION, WE WILL LOSE OUR
INTEREST IN THE EAST RED ROCK CLAIMS AND OUR BUSINESS MAY FAIL.

We are obligated to incur exploration expenditures of at least $200,000 on the East Red Rock Claims by August 31, 2004 in order to exercise the option and obtain a 75% interest in the property. While our existing cash reserves are sufficient to enable us to complete phase one of the geological exploration program recommended on the East Red Rock Claims, we will require substantial additional capital to fund the continued exploration of our property and exercise the option. If we do not incur the exploration expenditures required by the option agreement, we will forfeit our interest in the East Red Rock Claims and will have no interest in the property. We have no agreements for additional financing and we can provide no assurance to investors that additional funding will be available to us on acceptable terms, or at all, to continue operations, to fund new business opportunities or to execute our business plan. If we lose our interest in the optioned mineral claim, then there is a substantial risk that our business will fail.

BECAUSE WE HAVE NOT COMMENCED BUSINESS OPERATIONS, WE FACE A HIGH
RISK OF BUSINESS FAILURE.

We have not even begun the initial stages of exploration of the East Red Rock Claims, and thus have no way to evaluate the likelihood that we will be able to operate the business successfully. We were incorporated on June 18, 2002 and to date have been involved primarily in organizational activities and the acquisition of our property interest. We have not earned any revenues as of the date of this prospectus. Potential investors should be aware of the difficulties normally encountered by new mineral exploration companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the exploration of the mineral properties that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to exploration, and additional costs and expenses that may exceed current estimates.

Prior to completion of our exploration stage, we anticipate that we will incur increased operating expenses without realizing any revenues. We therefore expect to incur significant losses into the foreseeable future. We recognize that if we are unable to generate significant revenues from the exploration of the East Red Rock Claims and the production of minerals thereon, if any, we will not be able to earn profits or continue operations.

There is no history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate any operating revenues or ever achieve profitable operations. If we are unsuccessful in addressing these risks, our business will most likely fail.

BECAUSE OF THE SPECULATIVE NATURE OF EXPLORATION OF MINERAL PROPERTIES, THERE IS A SUBSTANTIAL RISK THAT OUR BUSINESS WILL FAIL.

The search for valuable minerals as a business is extremely risky. We can provide investors with no assurance that the mineral claims that we have optioned contain commercially exploitable reserves of copper, nickel, gold and platinum group metals (PGM). Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by us in the exploration of the optioned mineral properties may not result in the discovery of commercial quantities of minerals. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, we would be unable to complete our business plan.

BECAUSE OF THE INHERENT DANGERS INVOLVED IN MINERAL EXPLORATION,THERE IS A RISK THAT WE MAY INCUR LIABILITY OR DAMAGES AS WE CONDUCT OUR BUSINESS.

The search for valuable minerals involves numerous hazards. As a result, we may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which we cannot insure or against which we may elect not to insure. The payment of such Liabilities may have a material adverse effect on our financial position.



WE MAY NOT BE ABLE TO OPERATE AS A GOING CONCERN AND OUR BUSINESS
MAY  FAIL.

The Independent Auditor's Report to our audited financial statements for the period ended August 31, 2002, indicates that there are a number of factors that raise substantial doubt about our ability to continue as a going concern. Such factors identified in the report are: we are in a net loss position; we have not attained profitable operations; and we are dependent upon obtaining adequate financing. While our cash reserves are sufficient to meet our obligations over the next 12 months, we will need additional funds to complete $176,000 in required exploration expenditures on the East Red Rock Claims by August 31, 2004. If we are not able to continue as a going concern, it is likely investors will lose their investments.

           Risks Related To Our Market And Strategy

IF WE DO NOT OBTAIN CLEAR TITLE TO THE EAST RED ROCK CLAIMS, OUR
BUSINESS MAY FAIL.


While we have obtained a geological report with respect to the East Red Rock Claims, this should not be construed as a guarantee of title. The property may be subject to prior unregistered agreements, transfers or native land claims, and title may be affected by undetected defects. The East Red Rock Claims has not been surveyed by us and therefore, the precise location and areas of the properties may be in doubt.

                 Risks Related To Legal Uncertainty

IF WE BECOME SUBJECT TO BURDENSOME GOVERNMENT REGULATION OR OTHER
LEGAL UNCERTAINTIES, OUR BUSINESS WILL BE NEGATIVELY AFFECTED.

There are several governmental regulations that materially restrict the use of minerals. Under the Mining Act of Ontario, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the land. Also, to operate a working mine, the Environmental Assessment Act may require an environmental review process.

In addition, the legal and regulatory environment that pertains to the exploration of minerals is uncertain and may change. Uncertainty and new regulations could increase our costs of doing business and prevent us from exploring for mineral deposits. The growth of demand for minerals may also be significantly slowed. This could delay growth in potential demand for and limit our ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining that have not as yet been applied. These new laws may increase our cost of doing business with the result that our financial condition and operating results may be harmed.

                  Risks Related To This Offering

BECAUSE OUR DIRECTORS OWN 37.594% OF OUR OUTSTANDING COMMON STOCK, THEY COULD MAKE AND CONTROL CORPORATE DECISIONS THAT MAY BE DISADVANTAGEOUS TO OTHER MINORITY SHAREHOLDERS.

Our directors, own approximately 37.594% of the outstanding shares of our common stock. Accordingly, they will have a significant influence in determining the outcome of all corporate transactions or other matters, including mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of our directors may differ from the interests of the other stockholders and thus result in corporate decisions that are disadvantageous to other shareholders. Because our president has other business interests, he may not be able or willing to devote a sufficient amount of time to our business operations, causing our business to fail.

BECAUSE OUR PRESIDENT HAS OTHER BUSINESS INTERESTS, HE MAY NOT BE ABLE OR WILLING TO DEVOTE A SUFFICIENT AMOUNT OF TIME TO OUR BUSINESS
OPERATIONS, CAUSING OUR BUSINESS TO FAIL.

Our president, Mr. Marshall Bertram is presently required to spend only 25% of his business time on business management services for our company. While Mr. Bertram presently possesses adequate time to attend to our interests, it is possible that the demands on Mr. Bertram from his other obligations could increase with the result that he would no longer be able to devote sufficient time to the management of our business. In addition, Mr. Bertram may not possess sufficient time for our business if the demands of managing our business increased substantially beyond current levels.



IF A MARKET FOR OUR COMMON STOCK DOES NOT DEVELOP, SHAREHOLDERS MAY BE UNABLE TO SELL THEIR SHARES.

There is currently no market for our common stock and we can provide no assurance that a market will develop. We currently plan to apply for listing of our common stock on the NASD over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide investors with no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize. If no market is ever developed for our shares, it will be difficult for shareholders to sell their stock. In such a case, shareholders may find that they are unable to achieve benefits from their investment.

IF A MARKET FOR OUR COMMON STOCK DEVELOPS, OUR STOCK PRICE MAY BE
VOLATILE.

If a market for our common stock develops, we anticipate that the market price of our common stock will be subject to wide fluctuations in response to several factors, including:

(1)  actual or anticipated variations in our results of operations;
(2)  our ability or inability to generate new revenues;
(3)  increased competition; and
(4)  conditions and trends in the mineral exploration industry.

Further, if our common stock is traded on the NASD over the counter bulletin board, our stock price may be impacted by factors that are
unrelated or disproportionate to our operating performance.   These
market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of our common stock.

IF THE SELLING SHAREHOLDERS SELL A LARGE NUMBER OF SHARES ALL AT ONCE OR IN BLOCKS, THE MARKET PRICE OF OUR SHARES WOULD MOST LIKELY DECLINE.

The selling shareholders are offering 1,660,000 shares of our common stock through this prospectus. The selling shareholders are required to sell their shares at a price of $0.25 per share and once quoted on the OTC bulletin Board , the shareholders may sell at prevailing market prices or privately negotiated prices.
Our common stock is presently not traded on any market, but should a market develop, shares sold at a price below the current market price at which the common stock is trading will cause that market price to decline. Moreover, the offer or sale of a large numbers of shares at any price may cause the market price to fall. The outstanding shares of common stock covered by this prospectus represents approximately 62.406% of the common shares outstanding as of the date of this prospectus.

A PURCHASER IS PURCHASING PENNY STOCK WHICH LIMITS THE ABILITY TO SELL
THE STOCK.

The shares offered by this prospectus constitute penny stock under the Securities and Exchange Act. The shares will remain penny stock for the foreseeable future. The classification of penny stock makes it more difficult for a broker-dealer to sell the stock into a secondary market, which makes it more difficult for a purchaser to liquidate his or her investment. Any broker-dealer engaged by the purchaser for the purpose of selling his or her shares in our company will be subject to rules 15g-1 through 15g-10 of the Securities and Exchange Act. Rather than creating a need to comply with those rules, some broker-dealers will refuse to attempt to sell penny stock.

Forward-Looking Statements

This prospectus contains forward-looking statements that involve risks and uncertainties. We use words such as anticipate, believe, plan, expect, future, intend and similar expressions to identify such forward-looking statements. You should not place too much reliance on these forward-looking statements. Our actual results are most likely to differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us described in the Risk Factors section and elsewhere in this prospectus.

                         Use Of Proceeds

We will not receive any proceeds from the sale of the common stock offered through this prospectus by the selling shareholders.

                  Determination Of Offering Price


The selling shareholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.

Dilution

The common stock to be sold by the selling shareholders is common stock that is currently issued and outstanding. Accordingly, there will be no dilution to our existing shareholders.

                      Selling Shareholders

The selling shareholders named in this prospectus are offering all of the 1,660,,000 shares of common stock offered through this prospectus. These shares were acquired from us in a private placement that was exempt from registration under Regulation S of the Securities Act of 1933. The shares include the following:


1. 1,000,000 shares of our common stock that the selling shareholders acquired from us in an offering at a price of $0.01 per share, that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on July 31, 2002;

2. 650,000 shares of our common stock that the selling shareholders acquired from us in an offering at a price of $0.10 per share, that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 20, 2002; and

3. 10,000 shares of our common stock that the selling shareholders acquired from us in an offering at a price of $0.25 Per share that was exempt from registration under Regulation S of the Securities Act of 1933 and was completed on August 31, 2002.

The following table provides as of the date of this prospectus, information regarding the beneficial ownership of our common stock held by each of the selling shareholders, including:

  1.  the number of shares owned by each prior to this offering;
  2.  the total number of shares that are to be offered for each;
  3. the total number of shares that will be owned by each upon completion of the offering; and
  4.  the percentage owned by each upon completion of the offering.





                            Total Number
                            Of Shares To    Total Shares   Percentage of
                            Be Offered For  to Be Owned    Shares owned
Name Of      Shares Owned   Selling         Upon           Upon
Selling      Prior To This  Shareholders    Completion Of  Completion of
Stockholder  Offering       Account         This Offering  This Offering
Abra           200,000      200,000         Nil             Nil
Management Corp.
William Iny
3408 West 28th
Avenue
Vancouver BC
Canada

Rose Albrecht   200,000     200,000         Nil              Nil
817 Taylorwood
Place
West Vancouver
BC Canada

Robert Andrew       500         500         Nil              Nil
850 East 13th
Street
Vancouver BC
Canada

Bruce Benda         500         500         Nil              Nil
1530-355 Burrard
Street
Vancouver BC
Canada

Rosalia Bermejo      500        500         Nil              Nil
7790 Goodlad
Street
Burnaby BC
Canada

Maureen Bourque   80,000     80,000         Nil              Nil
175-609
Truswell Road
Kelowna BC
Canada

Robert Bowman        500        500         Nil              Nil
1880 Walnut
Crescent
Coquitlam BC
Canada

Chris Brown          500        500         Nil              Nil
2206-388
Drake Street
Vancouver BC
Canada

Donna Buch        85,000     85,000         Nil              Nil
978 Fairway
Crescent
Kelowna BC
Canada

Jackson Buch     65,000      65,000         Nil              Nil
3636 Webber
Road
Kelowna BC
Canada

Staci Buch      50,000       50,000         Nil              Nil
972 Fairway
Crescent
Kelowna BC
Canada

Michael         65,000         50,000        Nil            Nil
Checkley
1864 Ethel
Street
Kelowna BC
Canada

Raymond Chow     500             500          Nil             Nil
2445 East 8th
Avenue
Vancouver BC
Canada

Larry Gray    60,000          60,000          Nil             Nil
416 Royal Avenue
Kelowna BC
Canada

John Greenslade  500             500          Nil             Nil
1800-1066 West
Hastings Street
Vancouver BC
Canada

Brenda Hurdle    500             500          Nil             Nil
967 Boyd Avenue
Coquitlam BC
Canada

Joan Lake     45,000            45,000        Nil             Nil
977 Laurel
Avenue
Kelowna BC
Canada

Robert Lake   65,000            65,000        Nil            Nil
404 Rio Drive
South
Kelowna BC
Canada

Linda Lam          500            500       Nil             Nil
3535 Turner
Street
Vancouver BC
Canada

Sylvia McNamee     500            500       Nil             Nil
308-5629 Dunbar
Street
Vancouver BC
Canada

Portfolio      200,000        200,000       Nil             Nil
Investments
Mary Basas
780-650
West Georgia
Street
Vancouver BC
Canada

Trevor Quinn       500             500      Nil             Nil
1-2422 Hawthorne
Avenue
Port Coquitlam BC
Canada

Rahoul Sharan  200,000         200,000      Nil             Nil
2303 Kings Avenue
West Vancouver BC
Canada

Harondel Sibble    500             500      Nil             Nil
204-2596 Oak Street
Vancouver BC
Canada

Natalie Siewert    500             500      Nil             Nil
1324 West 24th
Avenue
North Vancouver
BC Canada

Nadwynn Sing       500             500      Nil             Nil
803-289 Drake
Street
Vancouver BC
Canada

Robert Smith    200,000        200,000      Nil             Nil
1849 Allison
Road
Vancouver BC
Canada

Tevie Smith        500            500      Nil             Nil
1354 Arbutus Street
Vancouver BC
Canada

Lisa St. Laurent 60,000       60,000       Nil             Nil
291 Clifton
Road South
Kelowna BC
Canada

Malcom Stancer   75,000       75,000       Nil            Nil
735 Crest Drive
Kelowna BC
Canada

Anne Tickner        500          500       Nil             Nil
114 Nelson Street
Coquitlam BC
Canada

Maurizio Tosoni     500          500       Nil             Nil
1639 MacPherson
Drive
Port Coquitlam
BC, Canada

Jim Watt            500          500       Nil             Nil
420-625 Howe Street
Vancouver BC
Canada

Jevin Werbes        500          500       Nil             Nil
407-880 South East
Kent Avenue
Vancouver BC
Canada

Brian Zecchez       500          500       Nil             Nil
308 Leroy Street
Coquitlam BC
Canada


The named party beneficially owns and has sole voting and investment power over all shares or rights to these shares. The numbers in this table assume that none of the selling shareholders sells shares of common stock not being offered in this prospectus or purchases additional shares of common stock, and assumes that all shares offered are sold. The percentages are based 0n 2,660,000 shares of common stock outstanding on the date of this prospectus.

To our knowledge, none of the selling shareholders:

    (1) has had a material relationship with us other than as a shareholder at any time within the past three years; or

    (2)  has ever been one of our officers or directors.

                     Plan Of Distribution

The selling shareholders may sell some or all of their common stock in one or more transactions, including block transactions:

  1. On such public markets as the common stock may from time to time be trading;
   2. In privately negotiated transactions;
   3. Through the writing of options on the common stock;
   4. In short sales; or
   5. In any combination of these methods of distribution.

The sales price to the public may be:



The selling shareholders are required to sell our shares at $0.25 per share until our shares are quoted on the OTC Bulletin Board, and thereafter at prevailing market prices or privately negotiated prices.



The shares may also be sold in compliance with the Securities and Exchange Commission's Rule 144.

The selling shareholders may also sell their shares directly to market makers acting as principals or brokers or dealers, who may act as agent or acquire the common stock as a principal. Any broker or dealer participating in such transactions as agent may receive a commission from the selling shareholders, or, if they act as agent for the purchaser of such common stock, from such purchaser. The selling shareholders will likely pay the usual and customary brokerage fees for such services. Brokers or dealers may agree with the selling shareholders to sell a specified number of shares at a stipulated price per share and, to the extent such broker or dealer is unable to do so acting as agent for the selling shareholders, to purchase, as principal, any unsold shares at the price required to fulfill the respective broker's or dealer's commitment to the selling shareholders. Brokers or dealers who acquire shares as principals may thereafter resell such shares from time to time in transactions in a market or on an exchange, in negotiated transactions or otherwise, at market prices prevailing at the time of sale or at negotiated prices, and in connection with such re-sales may pay or receive commissions to or from the purchasers of such shares. These transactions may involve cross and block transactions that may involve sales to and through other brokers or dealers. If applicable, the selling shareholders may distribute shares to one or more of their partners who are unaffiliated with us. Such partners may, in turn, distribute such shares as described above. We can provide no assurance that all or any of the common stock offered will be sold by the selling shareholders.

We are bearing all costs relating to the registration of the common stock. The selling shareholders, however, will pay any commissions or other fees payable to brokers or dealers in connection with any sale of the common stock.

The selling shareholders must comply with the requirements of the Securities Act and the Securities Exchange Act in the offer and sale of the common stock. In particular, during such times as the selling shareholders may be deemed to be engaged in a distribution of the common stock, and therefore be considered to be an underwriter, they must comply with applicable law and may, among other things:

  1. Not engage in any stabilization activities in connection with our common stock;

  2. Furnish each broker or dealer through which common stock may be offered, such copies of this prospectus, as amended from time to time, as may be required by such broker or dealer; and

  3. Not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities other than as permitted under the Securities Exchange Act.


The Securities Exchange Commission has also adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

  * contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
  * contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of
  * contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the bid and ask price;
 * contains a toll-free telephone number for inquiries on disciplinary actions;
 *  defines significant  terms in the disclosure document or in the
 *  conduct of trading penny stocks; and
 *  contains such other information and is in such form  (including
 *  language, type, size, and format)  as the Commission shall require
 *  by rule or regulation;

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:

  *  with bid and offer quotations for the penny stock;
  * the compensation of the broker-dealer and its salesperson in the transaction;
  * the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
  * monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement. These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules. Therefore, stockholders may have difficulty selling those securities.

Regulation M deems it unlawful for us, a selling security holder or any other distribution participant to bid for, purchase, or attempt to induce any person to bid for or purchase, our shares of common stock during the period beginning on the later of five business days prior to the determination of the offering price or such time that a person becomes a distribution participant, and ending upon such person's completion of participation in the distribution. In order to ensure compliance with this regulation, we will advise each selling security holder of the regulation and advise our transfer agent not to process any share transfers during the restricted period.

                       Legal Proceedings

We are not currently a party to any legal proceedings. Our address for service of process in Nevada is 50 Liberty Street West, Suite 880, Reno, Nevada, 89501.

    Directors, Executive Officers, Promoters And Control Persons

Our executive officers and directors and their respective ages as of the date of this prospectus are as follows:

Directors:

Name of Director                 Age
-----------------------         -----
Marshall Bertram                 63

Barry Whelan                     62

Executive Officers:

Name of Officer                  Age              Office
---------------------           -----           -------
Marshall Bertram                 63             President and Chief
                                                Executive Officer and
                                                a Director

Barry Whelan                     62             Secretary, Treasurer
                                                 and a Director

Biographical Information

Set forth below is a brief description of the background and business experience of each of our executive officers and directors for the past five years.

Marshall Bertram: Mr. Bertram has acted as our president and chief executive officer since our inception. He has had a lengthy career in the natural resource industry spanning some twenty-five years. Mr. Bertram has acted as a director of natural resource companies in the past, and currently consults for natural resource companies. Since 1997, Mr. Bertram has been a director of Rampart Resources Ltd., a Canadian reporting company that trades on the TSX Venture Exchange.
From 1996 to January 2002, he was a director of Nuapex Energy, a gold exploration Company. From 1994 to 1999, Mr. Bertram acted as a director and C.F.O. of Kenrich Mining Corp. From 1987 to 1992, he was president and a director of Prominent Resources Corp., a mining company involved in the joint venture development of an open pit mine in Ghana, West Africa. Mr. Bertram does not hold any professional or technical credentials in the geology field. Mr. Bertram has spent approximately 10% of his time on managing our business affairs during the past year. He also devotes significant business time to the affairs of Rampart Resources Ltd.

Barry Whelan: Mr. Whelan has acted as our secretary, treasurer and a director since our inception. Mr. Whelan is a professional geologist with many years of experience in the mining exploration and oil and gas industries. Mr. Whelan is a fellow of the Geological Association of Canada and a member of the British Columbia Association of Professional Engineers and Geoscientists. From 1981 to present, Mr. Whelan has worked as a full-time geological consultant for various private and public resource companies including Anvil Resources Inc., Prosperous Resources Corporation, Ridgewood Holdings Ltd., Maxim Resources Ltd., Geneva Capital Inc., Thunderbird Resources Ltd., Golden Lion Resources Ltd. and African Crown Limited. Mr. Whelan has spent approximately 10% of his time on managing our business affairs during the past year.



Term of Office

Our directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board.

Significant Employees

We have no significant employees other than the officers and directors described above.

Conflicts of Interest

We do not have any procedures in place to address conflicts of interest that may arise in our directors between our business and their other business activities.

    Security Ownership Of Certain Beneficial Owners And Management

The following table provides the names and addresses of each person known to us to own more than 5% of our outstanding common stock as of the date of this prospectus, and by the officers and directors, individually and as a group. Except as otherwise indicated, all shares are owned directly.

                                                Amount of
Title of      Name and address                  beneficial  Percent
Class         of beneficial owner               ownership   of class
_________________________________________________________________
Common         Marshall Bertram                  500,000     18.797%
Stock          Director, President
               And Chief Executive
               Officer
               15652 Aster Road
               Surrey BC, Canada


Common         Barry Whelan                      500,000     18.797%
Stock          Director, Secretary, Treasurer
               And Chief Financial Officer
               1720 Queens Avenue West
               Vancouver, British Columbia
               Canada

Common         All Officers and Directors       1,000,000    37.594%
Stock          as a Group that consists of        shares
               two people

The percent of class is based on 2,660,000 shares of common stock issued and outstanding as of the date of this prospectus.

                  Description Of Securities

General

Our authorized capital stock consists of 100,000,000 shares of common stock at a par value of $0.001 per share and 10,000,000 shares of preferred stock at a par value of $0.001 per share.

Common Stock

As of August 31, 2002, there were 2,660,000 shares of our common stock issued and outstanding that are held by stockholders of record.

Holders of our common stock are entitled to one vote for each share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. Holders of our common stock representing a majority of the voting power of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our articles of incorporation.

Holders of common stock are entitled to share in all dividends that the board of directors, in its discretion, declares from legally available funds. In the event of a liquidation, dissolution or winding up, each outstanding share entitles its holder to participate pro rata in all assets that remain after payment of liabilities and after providing for each class of stock, if any, having preference over the common stock. Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Share Purchase Warrants

We have not issued and do not have outstanding any warrants to purchase shares of our common stock.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have outstanding any securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

                 Interests Of Named Experts And Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Arthur J. Frost, our independent legal counsel, has provided an opinion on the validity of our common stock.

The financial statements included in this prospectus and the registration statement have been audited by Morgan & Company, Chartered Accountants, to the extent and for the periods set forth in their report appearing elsewhere in this document and in the registration statement filed with the SEC, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

      Disclosure Of Commission Position Of Indemnification For
                   Securities Act Liabilities

Our directors and officers are indemnified as provided by the Nevada Revised Statutes and our Bylaws. We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to court of appropriate jurisdiction. We will then be governed by the court's decision.

              Organization Within Last Five Years

We were incorporated on, June 18, 2002 under the laws of the state of Nevada. On that date, Marshall Bertram and Barry Whelan were appointed as our directors. As well, Mr. Bertram was appointed as our president and chief executive officer, while Mr.
Whelan was appointed as our secretary, treasurer and chief financial officer.

                   Description Of Business

In General

We are an exploration stage company. We plan to engage in the acquisition, and exploration of mineral properties and exploit mineral deposits demonstrating economic feasibility. We own an option to acquire an interest in the mineral claim described below under the heading East Red Rock Claims option agreement. Our plan of operation is to conduct exploration work on the East Red Rock Claims in order to ascertain whether this claim possesses commercially exploitable quantities of copper, nickel, gold and platinum group metals (PGM). There can be no assurance that a commercially exploitable mineral deposit, or reserve, exists in the East Red Rock Claims until appropriate exploratory work is done and an economic evaluation based on such work concludes there is economic feasibility.



East Red Rock Claims  Option Agreement

We have obtained the option to acquire a 75% interest in the mineral exploration and extraction rights to certain mineral claims situated in the Province of Ontario, Canada. We refer to these mineral claims as the East Red Rock Claims. We acquired our interest in the East Red Rock Claims pursuant to an agreement dated August 21, 2002 between Klondike Bay Resources and us. Klondike Bay Resources is a private company that is wholly-owned by Mr. Terry Loney, the registered owner of the East Red Rock Claims. We paid cash consideration to Klondike Bay Resources for the grant of the option in the amount of $7,500 on August 21, 2002, concurrent with the execution of the option agreement. The option agreement was negotiated as an arm's length transaction. We are entitled to exercise the option to acquire the 75% interest in the East Red Rock Claims when we have:

(A) paid Klondike Bay Resources $7,500 , which we paid upon the execution of the option agreement;

(B) incurred an aggregate of $200,000 in property exploration expenditures on the East Red Rock Claims within the following
     periods:

  (1)  $24,000 by August 31, 2003; and

  (2)  a further $176,000 by August 31, 2004.

In the event that we spend, in any of the above periods, less than the required sum, we may, at our option, pay to Klondike Bay Resources the difference between the amount actually spent and the required exploration expenditure in full satisfaction of the exploration expenditures to be incurred. In the event that we spend, in any period, more than the required sum, then the excess will be carried forward and applied to the required exploration expenditures to be incurred in the subsequent period. If we fail to incur the required exploration expenditures, our option will terminate and we will have no further rights to the East Red Rock Claims.

Property exploration expenditures include all costs of acquisition and maintenance of the property, all expenditures on the exploration and development of the property and all other costs and expenses of whatsoever kind or nature, including those of a capital nature, incurred or chargeable with respect to the exploration of the property. In addition, until we have secured a 75% interest in the East Red Rock Claims, we are obligated to maintain in good standing the East Red Rock Claims by:

  (A) completing and filing assessment work or making of payments in lieu thereof;
  (B) paying any applicable taxes; and
  (C) performing any other actions necessary to keep the East Red
Rock Property free and clear of all liens and other charges.

All payments necessary to maintain the East Red Rock Claims in good standing for the next 16-month period have been made. To keep the mining claims in good standing beyond April 2004, we must spend at least $8,800 or approximately $400 per mineral claim unit, on exploration of the claims and file an assessment report outlining the work completed prior to the end of that month. This will extend the claims expiry date for an additional two years. Mr. Loney, as the registered owner of the claims, must file the assessment report we prepare.


Description of the East Red Rock Claims
The property comprises four (4) unpatented mineral claims in one contiguous block. The relevant claims are numbered:

1249752/15  units,  1249753/3 units, 1249754/2  units,  1249755/2 units

and total approximately 352 ha. (hectares) As described above, these claims are located in Scadding Township in Sudbury Mining Division; copies of portions of the claim maps for this area are presented in Figures 2 and 3. The claims were all recorded on April 4, 2001 and are in good standing until the anniversary date in 2003. The claims are registered in the name of Terry Loney.

Location and Access
The Scadding Township area is located in northeastern Ontario, District of Sudbury. The property area lies within NTS 41 I/10. The block of claims, referred to in Section 2.2 below, is approximately centered on UTM coordinates (NAD 83, Zone 17) 538000E and 5169000N or 46 40' N latitude and 80 36' W longitude. In 1980 the magnetic declination in the region was approximately 9 30' West, increasing 5' west annually.
The Scadding Township area is located approximately 37 km to the northeast of the centre of the City of Sudbury Ontario. The claim block that comprises the property is readily accessible by road: the Kukagami Lake Road an all-weather gravel road used for timber-haulage and forest access leads north from the Trans-Canada Highway #17 to the property area, a distance of approximately 19 km. A bush road from a public landing on Ashigami Lake provides access to the southern end of the property.


History of the East Red Rock Claims

Geology  of  the  region has been mapped over the  years  by  the
agencies   of  the  Ontario  Government.  Additional  government
studies have focused on regional geological compilations, mineral occurrences, stratigraphy, regional geochemistry and assessment data inventories .

Occurrences of native gold have been known since the early 1900s in the Wanapitei Lake regionMost of the recorded exploration work on the property was carried out near Ashigami Lake where sulphide mineralization was first discovered circa 1981.
The first recorded work on the property was by Bay Village Explorations which put down eleven (11) short (40 ft) vertical holes in the vicinity of current claim 1249765 in 1960.

Anglesea Developments Ltd. carried out stripping and trenching and magnetometer and VLF-EM surveying in 1980 and 1981.

Kangoriak Resources Corp. Ltd. flew an airborne magnetometer and EM survey in 1981. This survey covered the southern part of the property near Ashigami Lake.

In 1983 Midnapore Resources Inc. put down four (4) diamond drill holes totaling 1677 ft. in the area just north of Ashigami Lake.

Portions of the property may have been explored by Northgate
Exploration Ltd. in the course of their work on the Scadding Mine property

Geology and Mineralization

Interest in the claims area started around the turn of the century, with the gold rush along the Wanapitae River nearby. A small creek from the River led prospectors to the East Red Rock Claims. The unusual red rock attracted the curious explorers.

Just to the southeast of this East Red Rock outcrop, two very large gold nuggets were found lying on the surface weighing 35 pounds. They can be viewed at the Smithsonian. A shaft was driven on the East Red Rock Claims with over 1000 feet of drifting. High values of gold and silver were said to be extracted.

The East Red Rock Claims has had many companies and individuals over the last couple of decades performing hundreds of thousands of dollars of work. Flag resources diamond drilled several thousand feet in the northern sector of the claims.

In the 1970's, Gulf Minerals flew many airborne surveys over the ground looking for uranium.

Inco and Falconbridge flew the ground spending thousands of dollars on their surveys. They tend to encourage junior mining companies to do the exploration work and present them the results.

In the early 1980's, Ballard Resources took a bulk sample out of the claims area (20m x 10m x 5m) with copper values up to 7% and gold .27oz/ton.

Anglesea Developments and Midnapore Resources performed many geophysical surveys along with diamond drilling where .17oz/ton
Au were found over 3.05 meters length.

Geological Report

We have obtained a geological evaluation report on the East Red Rock Claims which was prepared by John M. Siriunas P.Eng.of Sudbury, Ontario, Canada. The geological report summarizes the results of the prior exploration in the proximity of the East Red Rock Claims and the geological formations on the property.

In his report, Mr. Siriunas concludes that the East Red Rock Claims overlies an area that is prospective for the discovery of offset dykes that may contain gold, copper, nickel and platinum group metals (PGM) mineralization. A dyke is a long and relatively thin body of rock that, while in a molten state, intruded a crack in older rocks. Often such dykes contain higher than normal concentrations of valuable minerals.

Overburden, loose soil that overlies the potentially mineralized rock, has been the main obstacle in exploration of prospective targets on the East Red Rock Claims. However, he asserts that improved techniques in geophysical surveys including advances in induced polarization surveys should aid us in current exploration of the property. Geophysical surveying is the search for mineral deposits by measuring the physical property of near-surface rocks, and looking for unusual responses caused by the presence of mineralization. Electrical, magnetic, gravitational, seismic and radioactive properties are the ones most commonly measured. Induced polarization surveys measure various electrical responses to the passage of alternating currents of different frequencies. Readings can indicate the presence of certain types of mineral deposits.

Based on his review of the geological data relating to the East Red Rock Claims and surrounding area, Mr. Siriunas recommends proceeding with a two-phase, staged exploration program. The initial phase of the recommended geological work program is comprised of Line cutting, Geophysical surveying of the East Red Rock Claimsy and Prospecting in order to make a preliminary assessment of mineralization. Mr. Siriunas estimates that a budget of $24,000 will be required to support this initial geological work program. The components of the budget are as follows:

PHASE I

Line cutting  40 km @ $US260/km                      $US10,400
Geophysics
Magnetics,   VLF-EM     40   km   @   $US150/km      $US 6,000
Geophysical consulting and interpretation            $US 1,600
Prospecting           40 km @ $US150/km              $US 6,000

                    Subtotal - Phase I               $US24,000

We estimate that it will take two months to complete phase one.

Mr. Siriunas recommended that the second phase of the exploration program consist of geophysical surveys and diamond drilling. The components of the estimated budget of $200,000 are as follows:

PHASE II

Geology
          Mob/demob                           $US  1,500
Mapping, sampling                             $US 16,000
Trenching                                     $US 10,000
Field support                                 $US  6,500
Equipment, supplies, consumables              $US  2,000
Geochemical analyses                          $US  3,000
Compilation, reporting, interpretation        $US  4,000
Geochemistry
Sampling                                      $US 10,000
Analyses                                      $US 22,000
Reporting, interpretation                      $US 4,000
Diamond drilling    1000 m @ $US70/m
(all incl.)                                    $US70,000

                         Subtotal - Phase II  $US149,000
Contingencies                                  $US17,000
                              GST              $US10,000

                              TOTAL           $US200,000

GST refers to the "Goods and Services Tax", a 7% tax on all goods purchased and all services provided in Canada.

It is common practice for geologists to include expenses for contingencies, unforeseen cost overruns that may be encountered during exploration.

We estimate that it will take three to four months to complete phase two.

Drilling involves extracting a long cylinder of rock from the ground to determine amounts of metals contain in rock located at different depths. Pieces of the rock obtained, known as drill core, are analysed for mineral content.

Mr. Siriunas concluded in his geological report that the decision to proceed with each subsequent phase of the exploration program should be contingent upon reasonable encouragement having been gained from the results of the previous exploration program.

We have decided to accept the recommendation of the geologicalreport and proceed with this initial geological work program. We will make a decision whether to proceed with phase two of the staged exploration program upon completion of this initial geological work program and an analysis of the results of this first phase of the exploration program by a qualified geologist.

Should we determine at any time not to proceed to the next phase of the geological work program, we will use our remaining operating capital, if any, to obtain an option or options on other mineral claims. Funds will then be used to conduct mineral exploration activities on those claims. It is likely we will need further financing to pay for that exploration.

If we complete both phases of the exploration program and the results of these efforts are positive, we will still have to undertake an extensive and additional exploration program which might consist of further soil sampling, geophysical surveys, trenching or drilling before we will be able to identify commercially-viable reserves. The costs of these subsequent programs will be significantly more than the costs set forth above for the initial two phase exploration program.

Compliance with Government Regulation

We will commence business in Ontario when we commence the first phase of our planned exploration program. We will be required to register as an extra-provincial company under the Ontario Company Act prior to conducting business in Ontario. The anticipated cost of the extra-provincial registration is approximately $500. We have not as yet registered as an extra-provincial company under the Ontario Company Act, but will do so sometime prior to July 31, 2003.

We will be required to conduct all mineral exploration activities in accordance with the Mining Act of Ontario. We will be required to obtain work permits from the Ontario Ministry of Energy Mines and Resources for any exploration work that results in a physical disturbance to the land. We will not be required to obtain a work permit for the first phase of our exploration program as this phase will not involve any physical disturbance. We will be required to obtain a work permit if we proceed with the second phase of our exploration program. There is no charge to obtain a work permit under the Mining Act. We will incur the expense of our consulting geologist to prepare the required submission to the Ministry of Energy Mines and Resources. As the exploration program proceeds to the trenching, drilling and bulk-sampling stages, we will be required to post small bonds and file statements of work with the Ministry of Energy Mines and Resources. We will be required by the Mining Act to undertake remediation work on any work that results in physical disturbance to the land. The cost of remediation work will vary according to the degree of physical disturbance.

We have budgeted for regulatory compliance costs in the proposed exploration program recommended by the geological report. As mentioned above we will have to sustain the cost of reclamation and environmental mediation for all exploration and other work undertaken.

The amount of these costs is not known at this time as we do not know the extent of the exploration program that will be undertaken beyond completion of the recommended exploration program. Because there is presently no information on the size, tenor, or quality of any resource or reserve at this time, it is impossible to assess the impact of any capital expenditures on earnings or our competitive position.

An environmental review is not required under the Environmental
Assessment Act to proceed with the recommended exploration program on our mineral claims.

Employees

We have no employees as of the date of this prospectus other than our two directors.

Research and Development Expenditures

We have not incurred any exploration expenditures to date. We have not incurred any other research or development expenditures since our incorporation.

Subsidiaries

We do not have any subsidiaries.

Patents and Trademarks

We do not own, either legally or beneficially, any patents or trademarks.

                      Plan Of Operations

Our plan of operations for the twelve months following the date of this prospectus is to complete the recommended phase one exploration program on the East Red Rock Claims. We anticipate that the program will cost approximately $24,000.

In addition, we anticipate spending an additional $11,000 on professional fees, including fees payable in connection with the filing of this registration statement and complying with reporting obligations.

Total expenditures over the next 12 months are therefore expected to be $35,000.

We are able to proceed with phase one of the exploration program without additional financing. Completion of these exploration expenditures will also enable us to meet the exploration expenditure requirement under the option agreement for the period through August 31, 2003.

We plan on proceeding with phase one of the exploration program in spring of 2003. This is anticipated to approximately two months. If warranted, we will plan to proceed with raising additional capital to commence Phase 2 of our exploration program in 2003 and 2004. We will obtain a geological report upon the completion of each phase summarizing the results of that phase. The costs of the geological reports are included in the cost of the exploration program.

We will assess whether to proceed to phase two of the recommended geological exploration program upon completion of an assessment of the results of phase one of the geological exploration program. We will require additional funding in the event that we decide to proceed with phase two of the exploration program. The anticipated cost of phase two of the exploration program is $176,000, which is well beyond our projected cash reserves. We anticipate that additional funding will be required in the form of equity financing from the sale of our common stock. However, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock to fund the second phase of the exploration program. We believe that debt financing will not be an alternative for funding the complete exploration program. We do not have any arrangements in place for any future equity financing.

Our cash reserves are sufficient to meet our obligations for the next twelve-month period. However , we will need to seek additional funding in the near future to proceed with and complete phase 2,if warranted of our planned exploration program. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of our common stock. We may also seek to obtain short-term loans from our directors, although no such arrangement has been made. At this time, we cannot provide investors with any assurance that we will be able to raise sufficient funding from the sale of our common stock or through a loan from our directors to meet our obligations over the next twelve months. We do not have any arrangements in place for any future equity financing.

If we do not complete the cash payments or the exploration expenditures required under the option agreement for the East Red Rock Claims, then our option in will terminate and we will lose all our rights and interest in the property . If we do not secure additional financing to incur the required exploration expenditures, we may consider bringing in a joint venture partner to provide the required funding. We have not undertaken any efforts to locate a joint venture partner. In addition, we cannot provide investors with any assurance that we will be able to locate a joint venture partner who will assist us in funding the exploration of the East Red Rock Claims. We may also pursue acquiring interests in alternate mineral properties in the future.

Results Of Operations For Period Ending August 31, 2002

We did not earn any revenues during the period ending August 31, 2002. We do not anticipate earning revenues until such time as we have not entered into commercial production of the East Red Rock Claims. We are presently in the exploration stage of our business and we can provide no assurance that we will discover commercially exploitable levels of mineral resources on the property, or if such resources are discovered, that we will enter into commercial production.

We incurred operating expenses in the amount of $20,129.00 for the period from our inception on June 18, 2002 to August 31, 2002. These operating expenses were comprised of a $7,500 option payment we made pursuant to the East Red Rock Claims option agreement, consulting, audit and legal fees of $10,000.00 attributable to our corporate organization and the preparation and filing of this registration statement, East Red Rock Claims exploration expenditures of and office supply expenses of $2,629.00.

We have not attained profitable operations and are dependent upon obtaining financing to pursue exploration activities. For these reasons our auditors stated in their report that they have substantial doubt that we will be able to continue as a going concern.

                  Description Of Property

We have an option to acquire a 75% interest in the East Red Rock Claims, as described in detail in of this prospectus under the title East Red Rock Claims Option Agreement. We do not own or lease any property other than our option to acquire an interest in the East Red Rock Claims.

The  Scadding  Township area is located in northeastern  Ontario,
District  of Sudbury. The property area lies within NTS 41  I/10.
The  block  of  claims,  referred to in  Section  2.2  below,  is approximately  centred  on  UTM coordinates  (NAD  83,  Zone  17)
538000E  and  5169000N  or  46 40' N  latitude  and  80  36'  W longitude.  In  1980 the magnetic declination in the  region  was approximately  9  30'  West, increasing 5'  west  annually.  The general location of the property area with respect to some cities, The property comprises four (4) unpatented mineral claims in one contiguous block. The relevant claims are numbered:
1249752  15 units, 1249753 3 units, 1249754  2 units, 1249755   2 units
and total approximately 352 ha. As described above, these claims are located in Scadding Township in Sudbury Mining Division.
The claims were all recorded on April 4, 2001 and are in good standing until the anniversary date in 2003. The claims are registered in the name of Terry Loney. No mines or physical equipment or property located on the mineral claims.
There is no source of power to the mineral claims.


         Certain Relationships And Related Transactions

None of the following parties has, since our date of incorporation, had any material interest, direct or indirect, in any transaction with us or in any presently proposed transaction that has or will materially affect us:

  *  Any of our directors or officers;
  *  Any person proposed as a nominee for election as a director;
  * Any person who beneficially owns, directly or indirectly, shares carrying more than 10% of the voting rights attached to our outstanding shares of common stock;
  *  Any of our promoters;
  * Any relative or spouse of any of the foregoing persons who has the same house as such person.

     Market For Common Equity And Related Stockholder Matters

No Public Market for Common Stock

There is presently no public market for our common stock. We anticipate applying for trading of our common stock on the over the counter bulletin board upon the effectiveness of the registration statement of which this prospectus forms a part. However, we can provide no assurance that our shares will be traded on the bulletin board or, if traded, that a public market will materialize.

Stockholders of Our Common Shares

As of the date of this registration statement, we have 37 registered shareholders.

Rule 144 Shares

A total of 1,000,000 shares of our common stock will be available for resale to the public after June 24, 2003 in accordance with the volume and trading limitations of Rule 144 of the Act. In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least one year is entitled to sell within any three month period a number of shares that does not exceed the greater of:

1. 1% of the number of shares of the company's common stock then outstanding which, in our case, will equal 26,600 shares as of the date of this prospectus; or

2. the average weekly trading volume of the company's common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales under Rule 144 are also subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Under Rule 144(k), a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years, is entitled to sell shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

As of the date of this prospectus, persons who are our affiliates hold all of the 1,000,000 shares that may be sold pursuant to Rule 144 after June 24, 2003.

Stock Option Grants

To date, we have not granted any stock options.

Registration Rights

We have not granted registration rights to the selling shareholders or to any other persons.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada
Revised Statutes, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1. we would not be able to pay our debts as they become due in the usual course of business; or

2. our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends, and we do not plan to declare any dividends in the foreseeable future.

                        Executive Compensation

Summary Compensation Table

The table below summarizes all compensation awarded to, earned by, or paid to our executive officers by any person for all services rendered in all capacities to us for the fiscal period ended
August 31, 2002.


                  Annual Compensation

                                    Other  Restricted  Options/ LTIP
                                    Annual    Stock     * SARs payouts  Other
Name     Title  Year  Salary  Bonus  Comp.   Awarded       #) ($)     Comp.
_________________________________________________________________
Marshall  Pres., 2002    $0     0     0        0             0        0
Bertram   CEO. &
         Dir.

Barry    Sec.,  2002    $0     0      0        0             0        0
Whelan   Tres.&
         Dir.


Stock Option Grants

We have not granted any stock options to the executive officers since our inception.

Consulting Agreements

We do not have any employment or consulting agreement with Mr.Bertram And we do not pay Mr. Bertram any amount for acting as a director.

We do not have any employment or consulting agreement with Mr.
Whelan and we do not pay Mr. Whelan any amount for acting as a director.

                       Financial Statements

Index to Financial Statements:

1. Auditors' Report;

2. Audited financial statements for the period ending August 31, 2002, including:

  a. Auditors Report;

  b. Balance Sheet;

  b. Statement of Loss and Deficit;

  c. Statement of Cash Flows;

  d. Statement of Stockholders' Equity; and

  e. Notes to Financial Statements

















                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)


FINANCIAL STATEMENTS


                              AUGUST 31, 2002
                         (Stated in U.S. Dollars)


                             AUDITORS' REPORT




To the Shareholders
Waterloo Ventures Inc.
(An Exploration Stage Company)


We have audited the balance sheet of Waterloo Ventures Inc. (an exploration stage company) as at August 31, 2002 and the statements of loss and deficit accumulated during the exploration stage, cash flows, and shareholders' equity for the period from June 18, 2002 (date of inception) to August 31, 2002. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with United States of America generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, these financial statements present fairly, in all material respects, the financial position of the Company as at August 31, 2002 and the results of its operations and cash flows for the period from June 18, 2002 (date of inception) to August 31, 2002 in accordance with United States of America generally accepted accounting principles.

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in
Note 1(c) to the financial statements, the Company incurred a net loss of $20,129 since inception, has not attained profitable operations and is dependent upon obtaining adequate financing to fulfil its exploration activities. These factors raise substantial doubt that the Company will be able to continue as a going concern. Management's plans in regard to these matters are also discussed in Note 1(c). The financial statements do not include any adjustments that might result from the outcome of this uncertainty.




Vancouver, B.C.                          "Morgan & Company"
September 20, 2002                          Chartered Accountants


                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

BALANCE SHEET

                              AUGUST 31, 2002
                         (Stated in U.S. Dollars)




ASSETS

Current
Cash                                                             $ 56,871
Prepaid expenses                                                    2,500
                                                                   59,371

Mineral Property Interest (Note 3)                                     -

                                                                 $ 59,371

LIABILITIES

Current
Accounts payable and accrued liabilities                          $ 1,000

SHAREHOLDERS' EQUITY

Share Capital
Authorized:
100,000,000 common shares, par value $0.001 per share
10,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
2,660,000 common shares                                             2,660

Additional paid-in capital                                         75,840

Deficit Accumulated During The Exploration Stage                  (20,129)
                                                                   58,371

                                                                 $ 59,371



                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

STATEMENT OF LOSS AND DEFICIT

     PERIOD FROM DATE OF INCEPTION, JUNE 18, 2002, TO AUGUST 31, 2002
                         (Stated in U.S. Dollars)




Expenses
   Consulting fees                                    $ 6,000
   Office and sundry                                    129
   Professional fees                                    4,000
   Mineral property option payments                     7,500
   Mineral property exploration expenditures            2,500

Net Loss For The Period                                 20,129

Deficit Accumulated During The Exploration Stage,       -
Beginning Of Period

Deficit Accumulated During The Exploration Stage,
End Of Period                                         $ 20,129


Basic and Diluted Loss Per Share                      $ (0.01)


Weighted Average Number Of Shares Outstanding     1,434,594

                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

STATEMENT OF CASH FLOWS

     PERIOD FROM DATE OF INCEPTION, JUNE 18, 2002, TO AUGUST 31, 2002
                         (Stated in U.S. Dollars)




Cash Flows From Operating Activities
   Net loss for the period                              $ (20,129)

Adjustments To Reconcile Net Loss To Net Cash Used By
 Operating Activities
   Prepaid expenses                                       (2,500)
   Accounts payable and accrued liabilities                1,000
                                                          (21,629)

Cash Flows From Financing Activity
Share capital issued                                       78,500

Increase In Cash                                           56,871

Cash, Beginning Of Period                                     -

Cash, End Of Period                                      $ 56,871

                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

                    STATEMENT OF SHAREHOLDERS' EQUITY
                                AUGUST 31, 2002
                         (Stated in U.S. Dollars)



                       COMMON STOCK
                                      ADDITIONAL
                     SHARES   AMOUNT  PAID-IN    DEFICIT   TOTAL
                                      CAPITAL

Opening balance,
 June 18, 2002       -        $-      $ -        $ -      $ -

June 2002 - Shares
 issued for cash at  1,000,000 1,000    -        -        1,000
 $0.001

July 2002 - Shares
 issued for cash at  1,000,000  1,000    9,000    -        10,000
 $0.01

August 2002 -
 Shares issued for   650,000   650      64,350   -        65,000
 cash at $0.10

August 2002 -
 Shares issued for   10,000    10       2,490    -        2,500
 cash at $0.25

Net loss for the     -         -        -        (20,129)(20,129)
period

Balance, August 31,  2,660,000 $2,660  $ 75,840 $ (20,129) $ 58,371
2002

                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS
                              AUGUST 31, 2002
                         (Stated in U.S. Dollars)



1.   NATURE OF OPERATIONS

 a)   Organization

The Company was incorporated in the State of Nevada, U.S.A., on June 18, 2002. The Company's intended year end is August
     31, 2002.

 b)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $20,129 for the period from June 18, 2002 (inception) to August 31, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.


2.   SIGNIFICANT ACCOUNTING POLICIES

          The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

          The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:
                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2002
                         (Stated in U.S. Dollars)



       2.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  a)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  b)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS
     109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.

  d)Basic and Diluted Loss Per Share

     In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At August 31, 2001, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.



                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

AUGUST 31, 2002
                         (Stated in U.S. Dollars)



       3.MINERAL PROPERTY INTEREST

          The Company has entered into an option agreement, dated
          August 21, 2002, to acquire a 75% interest in four mineral claims located in the Sudbury Mining District in Ontario, Canada.

          In order to earn its interests, the Company made cash payments totalling $7,500 on signing and must incur exploration expenditures totalling $200,000 as follows:

          Exploration expenditures:

  -    $24,000 by August 31, 2003;
-    A further $176,000 by August 31, 2004.

          The properties are subject to a 1% net smelter return royalty.


4.    CONTINGENCY

  Mineral Property

          The Company's mineral property interests have been acquired pursuant to option agreements. In order to retain its interest, the Company must satisfy the terms of the option agreements described in Note 3.


















                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)


UNAUDITED INTERIM FINANCIAL STATEMENTS


                             NOVEMBER 30, 2002
                         (Stated in U.S. Dollars)
                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

BALANCE SHEET
                                (Unaudited)
                         (Stated in U.S. Dollars)



                                             NOVEMBER    AUGUST
                                                30         31
                                               2002       2002

ASSETS

Current
Cash                                       $ 49,429   $ 56,871
Prepaid expenses                              2,500      2,500

                                           $ 51,929   $ 59,371

LIABILITIES

Current
Accounts payable and accrued liabilities    $ 1,000    $ 1,000

SHAREHOLDERS' EQUITY

Share Capital
Authorized:
100,000,000 common shares, par value $0.001 per share
10,000,000 preferred shares, par value $0.001 per share

Issued and outstanding:
2,660,000 common shares                       2,660      2,660

Additional paid-in capital                   75,840     75,840

Deficit Accumulated During The
Exploration Stage                           (27,571)   (20,129)
                                             50,929     58,371

                                           $ 51,929   $ 59,371



                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)
                         STATEMENT OF LOSS AND DEFICIT
                                (Unaudited)
                         (Stated in U.S. Dollars)



                                                        PERIOD
                                                         FROM
                                                       DATE OF
                                             THREE    INCEPTION
                                            MONTHS     JUNE 18
                                             ENDED     2002 TO
                                           NOVEMBER    NOVEMBER
                                              30          30
                                             2002        2002

Expenses
  Consulting fees, related                 $ 5,000    $ 11,000
  Office and sundry                          302        431
  Professional fees                          2,140      6,140
  Mineral property option payments  (Note4)  -          7,500
  Mineral       property      exploration    -          2,500
  expenditures

Net Loss For The Period                     7,442      27,571

Deficit Accumulated During The Exploration
Stage, Beginning Of Period                  20,129     -

Deficit Accumulated During The Exploration
Stage, End Of Period                      $ 27,571   $ 27,571


Basic and Diluted Loss Per Share         $ (0.01)   $ (0.01)


Weighted Average Number Of Shares
Outstanding                            2,660,000    2,110,424


                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

                          STATEMENT OF CASH FLOWS
                                (Unaudited)
                         (Stated in U.S. Dollars)



                                                        PERIOD
                                                         FROM
                                                        DATE OF
                                              THREE    INCEPTION
                                             MONTHS     JUNE 18
                                              ENDED     2002 TO
                                            NOVEMBER   NOVEMBER
                                               30         30
                                              2002       2002

Cash Flows From Operating Activities
  Net loss for the period                   $ (7,442)  $(27,571)

Adjustments To Reconcile Net Loss To Net
 Cash Used By Operating Activities
  Prepaid expenses                            -         (2,500)
  Accounts payable and accrued liabilities    -         1,000
                                              (7,442)   (29,071)

Cash Flows From Financing Activity
Share capital issued                           -         78,500

Increase In Cash                               (7,442)   49,429

Cash, Beginning Of Period                      56,871    -

Cash, End Of Period                          $ 49,429   $49,429

                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

STATEMENT OF SHAREHOLDERS' EQUITY

NOVEMBER 30, 2002
                                (Unaudited)
                         (Stated in U.S. Dollars)



                           COMMON STOCK
                                      ADDITIO
                                        NAL
                     SHARES   AMOUNT  PAID-IN  DEFICIT   TOTAL
                                      CAPITAL

Opening balance,
 June 18, 2002       -        $-      $ -      $ -      $ -

June 2002 - Shares
 issued for cash at  1,000,000  1,000    -        -        1,000
 $0.001

July 2002 - Shares
 issued for cash at  1,000,000  1,000    9,000    -        10,000
 $0.01

August 2002 -
 Shares issued for   650,000   650      64,350   -        65,000
 cash at $0.10

August 2002 -
 Shares issued for   10,000    10       2,490    -        2,500
 cash at $0.25

Net loss for the     -         -        -        (20,129)   (20,129)
period

Balance, August 31,  2,660,000  2,660    75,840   (20,129)   58,371
2002

Net loss for the     -         -        -        (7,442)   (7,442)
period

Balance, November    2,660,000 $2,660  $ 75,840 $ (27,571) $ 50,929
30, 2002

                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                            NOVEMBER 30, 2002
                                (Unaudited)
                         (Stated in U.S. Dollars)



1.BASIS OF PRESENTATION

          The unaudited interim financial statements as of November 30, 2002 included herein have been prepared without audit pursuant to the rules and regulations of the Securities and Exchange Commission. Certain information and footnote disclosures normally included in financial statements prepared in accordance with United States generally accepted accounting principles have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. It is suggested that these financial statements be read in conjunction with the August 31, 2002 audited financial statements and notes thereto.


2.   NATURE OF OPERATIONS

 c)   Organization

The Company was incorporated in the State of Nevada, U.S.A., on June 18, 2002. The Company's intended year end is August
     31, 2002.

 d)   Exploration Stage Activities

     The Company has been in the exploration stage since its formation and has not yet realized any revenues from its planned operations. It is primarily engaged in the acquisition and exploration of mining properties. Upon location of a commercial minable reserve, the Company expects to actively prepare the site for its extraction and enter a development stage.

  c)Going Concern

     The accompanying financial statements have been prepared assuming the Company will continue as a going concern.

     As shown in the accompanying financial statements, the Company has incurred a net loss of $27,571 for the period from June 18, 2002 (inception) to November 30, 2002, and has no sales. The future of the Company is dependent upon its ability to obtain financing and upon future profitable operations from the development of its mineral properties. Management has plans to seek additional capital through a private placement and public offering of its common stock. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts of and classification of liabilities that might be necessary in the event the Company cannot continue in existence.





                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

                              NOVEMBER 30, 2002
                                (Unaudited)
                         (Stated in U.S. Dollars)



       3.SIGNIFICANT ACCOUNTING POLICIES

          The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. Because a precise determination of many assets and liabilities is dependent upon future events, the preparation of financial statements for a period necessarily involves the use of estimates which have been made using careful judgement.

          The financial statements have, in management's opinion, been properly prepared within reasonable limits of materiality and within the framework of the significant accounting policies summarized below:

  a)Mineral Property Option Payments and Exploration Costs

     The Company expenses all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves. To date, the Company has not established the commercial feasibility of its exploration prospects, therefore, all costs are being expensed.

  b)Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses for the reporting period. Actual results could differ from these estimates.

  c)Income Taxes

     The Company has adopted Statement of Financial Accounting Standards No. 109 - "Accounting for Income Taxes" (SFAS
     109). This standard requires the use of an asset and liability approach for financial accounting, and reporting on income taxes. If it is more likely than not that some portion or all of a deferred tax asset will not be realized, a valuation allowance is recognized.




                          WATERLOO VENTURES INC.
                      (An Exploration Stage Company)

                       NOTES TO FINANCIAL STATEMENTS

NOVEMBER 30, 2002
                                (Unaudited)
                         (Stated in U.S. Dollars)



       3.SIGNIFICANT ACCOUNTING POLICIES (Continued)

  d)Basic and Diluted Loss Per Share

     In accordance with SFAS No. 128 - "Earnings Per Share", the basic loss per common share is computed by dividing net loss available to common stockholders by the weighted average number of common shares outstanding. Diluted loss per common share is computed similar to basic loss per common share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. At November 30, 2002, the Company has no stock equivalents that were anti-dilutive and excluded in the earnings per share computation.


       4.MINERAL PROPERTY INTEREST

          The Company has entered into an option agreement, dated
          August 21, 2002, to acquire a 75% interest in four mineral claims located in the Sudbury Mining District in Ontario, Canada.

          In order to earn its interests, the Company made cash payments totalling $7,500 on signing and must incur exploration expenditures totalling $200,000 as follows:

          Exploration expenditures:

  -    $24,000 by August 31, 2003;
-    A further $176,000 by August 31, 2004.

          The properties are subject to a 1% net smelter return royalty.


5.    CONTINGENCY

  Mineral Property

          The Company's mineral property interests have been acquired pursuant to option agreements. In order to retain its interest, the Company must satisfy the terms of the option agreements described in Note 4.




            Changes In And Disagreements With Accountants

We have had no changes in or disagreements with our accountants.

                     Available Information

We have filed a registration statement on form SB-2 under the Securities Act of 1933 with the Securities and Exchange Commission with respect to the shares of our common stock offered through this prospectus. This prospectus is filed as a part of that registration statement, but does not contain all of the information contained in the registration statement and exhibits. Statements made in the registration statement are summaries of the material terms of the referenced contracts, agreements or documents of the company. We refer you to our registration statement and each exhibit attached to it for a more detailed description of matters involving the company, and the statements we have made in this prospectus are qualified in their entirety by reference to these additional materials. You may inspect the registration statement, exhibits and schedules filed with the Securities and Exchange Commission at the Commission's principal office in Washington, D.C. Copies of all or any part of the registration statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the Commission at 1-800-SEC-0330 for further information on the operation of the public reference rooms. The Securities and Exchange Commission also maintains a web site at http://www.sec.gov that contains reports, proxy statements and information regarding registrants that file electronically with the Commission. Our registration statement and the referenced exhibits can also be found on this site.

                Information Not Required In The Prospectus

Indemnification Of Directors And Officers

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

     (1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

     (2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

     (3) a transaction from which the director derived an improper personal profit; and

     (4)  willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

     (1) such indemnification is expressly required to be made by law;

     (2) the proceeding was authorized by our Board of Directors;

     (3) such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or

     (4) such indemnification is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advanced of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

Our bylaws also provide that no advance shall be made by us to any officer in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision- making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to our best interests.

Other Expenses Of Issuance And Distribution

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee         $38.18
Transfer Agent Fees                                         $2,000
Accounting fees and expenses                                $3,500
Legal fees and expenses                                     $10,000
Edgar filing fees                                           $1,500
                                                            --------
Total                                                       $17,038.18

                                                            ========

All amounts are estimates other than the Commission's registration fee.

We are paying all expenses of the offering listed above. No portion of these expenses will be borne by the selling shareholders. The selling shareholders, however, will pay any other expenses incurred in selling their common stock, including any brokerage commissions or costs of sale.

Recent Sales Of Unregistered Securities

We issued 500,000 shares of our common stock to Mr. Marshall Bertram and 500,000 shares of our common stock to Mr. Barry Whelan on June 24, 2002. Mr. Bertram is our president, chief executive officer and a director. Mr. Whelan is our secretary, treasurer, chief financial officer and a director. Mr. Bertram and Mr. Whelan acquired these 1,000,000 shares at a price of $0.001 per share for total proceeds to us of $1,000.00. These shares were issued pursuant to Section 4(2) of the Securities Act of 1933 (the "Securities Act") and are restricted shares as defined in the Securities Act. Appropriate legends were affixed to the stock certificates representing these shares.

We completed an offering of 1,000,000 shares of our common stock at a price of $0.01 per share to a total of 5 purchasers on July 31, 2002. The total amount received from this offering was $10,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 650,000 shares of our common stock at a price of $0.10 per share to a total of ten purchasers on August 20, 2002. The total amount received from this offering was $65,000. We completed this offering pursuant to Regulation S of the Securities Act.

We completed an offering of 10,000 shares of our common stock at a price of $0.25 per share to a total of 20 purchasers on August 31, 2002. The total amount received from this offering was $2500. We completed this offering pursuant to Regulation S of the Securities Act.

Each investor was given adequate access to sufficient information about us to make an informed investment decision. None of the securities were sold through an underwriter and accordingly, there were no underwriting discounts or commissions involved. No registration rights were granted to any of the purchasers.



                             Exhibits
Exhibit
Number             Description
  3.1             Articles of Incorporation *
  3.2             By-Laws*
 99.4             Disclosure Statement*
 99.1             Subscription Agreements*
  5.1             Opinion by Christopher J. Moran Jr.
                  Attorney at Law with consent to use.*
 10.1             Option Agreement dated August 21, 2002*
 10.2             Joint Venture Agreement*
 23.1             Consent of Morgan and Company, Chartered Accountants
 23.2 Permission to use the geological report prepared by John M. Siriunas P.Eng.



  * Previously filed with form SB-2 on October 4,2002







Undertakings

The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

      (a) To include any prospectus required by Section 10(a)(3)of the Securities Act of 1933;

      (b) To reflect in the prospectus any facts or events arising after the effective date of this registration statement, or most recent post-effective amendment, which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;and

      (c) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in the registration statement.

2. That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered hereby which remain unsold at the termination of the offering.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.
                                Signatures

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Vancouver, Province of British Columbia on September 27, 2002.

                         Waterloo Ventures Inc.

                         By:/s/ Marshall Bertram
                              ------------------------------
                               Marshall  Bertram,  President  and
                                principal Accounting Officer

                             Power of Attorney

ALL MEN BY THESE PRESENT, that each person whose signature appears below constitutes and appoints Marshall Bertram, his true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all pre- or post-effective amendments to this registration statement, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them, or their or his substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

SIGNATURE               CAPACITY IN WHICH SIGNED          DATE

/S/  Marshall Bertram   President, Chief Executive   December 10,2002
----------------------- Officer and director
Marshall Bertram


/s/     Barry Whelan  Secretary, Treasurer, Chief   December 10,2002
-----------------------Financial Officer and Director
Barry Whelan










                            EXHIBIT 23.1
              CONSENT OF MORGAN AND COMPANY
              CHARTERED ACCOUNTANTS













                               EXHIBIT 5.1
                        OPINION AS TO LEGALITY
                        WITH CONSENT TO USE
                        CHRISTOPHER J. MORAN JR.


                         OPINION AS TO LEGALITY
                        CHRISTOPHER J. MORAN, JR.

  Attorney at Law
  4625 Clary Lakes Drive
  Roswell, Georgia 30075


  Telephone                                         Telecopier
  (770) 518-9542                                 (770) 518-9640




      January 22,2003

United States Securities and Exchange Commission
Washington, D.C. 20549

Re: Waterloo Ventures Inc. - Registration Statement on Form
SB-2

Ladies and Gentlemen:

I have acted as counsel for Waterloo Ventures Inc., a Nevada corporation (the "Company"), in connection with the review of the due incorporation of the Company. In my examination, I have assumed the genuineness of all signatures, the authenticity of all documents submitted to me as originals, and conformity with the originals of all documents submitted to me as copies thereof. In addition, I have made such other examinations of law and fact, as I have deemed relevant in order to form a basis for the opinion hereinafter expressed.

I have not prepared or reviewed the registration statement or the prospectus and I do not opine on these documents.

Based on the foregoing, I am of the opinion that all issued shares are validly issued, fully paid and non-assessable pursuant to the corporate law of the State of Nevada.
(Chapter 78A of the Nevada Revised Statutes). This opinion opines upon Nevada law, including the statutory provisions, all applicable provisions of the Nevada Constitution and reported judicial decisions interpreting those laws.

I consent to the filing of this opinion as an exhibit to the registration statement and consent to the references to my firm in the registration statement.






                                             Very truly yours;

                                                /S/ Christopher J. Moran Jr.
                                                  Christopher J. Moran, Jr.





                            EXHIBIT 23.1
                   CONSENT OF MORGAN AND COMPANY
                CHARTERED ACCOUNTANTS








INDEPENDENT AUDITORS' CONSENT




We consent to the use in the amended Registration Statement of Waterloo Ventures Inc. on Form SB-2 of our Auditors' Report, dated September 20, 2002, on the balance sheet of Waterloo Ventures Inc. as at August 31, 2002, and the related statement of loss and deficit accumulated during the exploration stage, statement of cash flows and statement of stockholders' equity for the period from inception on June 18, 2002 to August 31, 2002.

In  addition, we consent to the reference to us under the heading
"Interests  Of  Named  Experts And Counsel" in  the  Registration
Statement.




Vancouver, Canada
"Morgan & Company"

January 14, 2003
Chartered Accountants














EXHIBIT 23.2
                      CONSENT OF JOHN M. SIRIUNAS P.ENG





                         John N. Siriunas, P.Eng.

               25 3rd Side Road, Milton, ON, Canada L9T 2W5
            Tel: 416-570-9271 E-mail: sidus@gofta-be-mined.com

17 January, 2003

Waterloo Ventures Inc.,
1066 West Hastings  Street,
Suite 2100,
Vancouver, BC
V6E 3X2

Dear Sir:

This letter will constitute my permission for Waterloo Ventures Inc. to use my report of July 1, 2002, entitled "Report on the East Red Rock Property, Scadding Township, District of Sudbury, Ontario" and prepared for Terry Loney, for any purposes normal to the business of Waterloo Ventures Inc. including any prospectus discussion of the report and to the report and/or myself being named in any registration statements.

Yours truly,

John M. Siriunas, P.Eng.



























                                   EXHIBIT 99.1
                          SUBSCRIPTION AGREEMENTS





                          SUBSCRIPTION AGREEMENT

                          WATERLOO VENTURES, INC.

SUBSCRIPTION  AGREEMENT made as of this24th  day  of  June,  2002 between  WATERLOO  VENTURES,  INC.,  a  Nevada  corporation  (the
"Company") and Marshall Bertram (the "Subscriber").

WHEREAS:

A.             The Subscriber is a director of the Company.

B. The Subscriber desires to acquire 500,000 shares of common stock of the Company at a price of $0.001 US per share (the "Shares").

3. The Company desires to accept the Subscriber's subscription for the Shares.


NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:


1.             SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase the Shares from the Company at a price equal to $0.001 US per Share and the Company agrees to sell the Shares to the Subscriber

1.2 The purchase price is payable by the Subscriber to the Company contemporaneously with the execution and delivery of this Subscription Agreement.

1.3 The certificates representing the Shares sold pursuant to this Offering will be "restricted shares", as contemplated under United States Securities Act of 1933, and will be endorsed with the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN
          RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION."

1.4 The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated herein.

2.             REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

2.1 The Subscriber hereby severally represents and warrants to the Company as follows:

     (1)  The  Subscriber recognizes that the purchase of  Shares involves a high degree of risk in that the Company has only recently commenced its proposed business and may require
          substantial funds in addition to the proceeds  of  this
          subscription;
(1)
     (2) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

     (3) the Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction;

     (4)  the Subscriber is a director of the Company;

     (5) the Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate its investment.

     (6) The Subscriber hereby acknowledges that this offering of Shares by the Company has not been reviewed by the United States Securities and Exchange Commission ("SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Section
          4(2) to the United States Securities Act.

     (7) the Subscriber is acquiring the Shares as principal for the Subscriber's own benefit;

     (8)  the Subscriber is not aware of any advertisement of the Shares.

     (9) Subscriber is acquiring the Shares subscribed to hereunder as an investment for Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same;

     (10) Subscriber does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby;

     (11) Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms;

     (12) Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares;

3.             REPRESENTATIONS BY THE COMPANY

3.1       The Company represents and warrants to the Subscriber that:

     (A) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

     (B) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

4.             MISCELLANEOUS

4.1 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.
4.2 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.



IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.


Number of Shares             500,000 Shares of Common Stock
Subscribed For:

Signatory of
Subscriber:

Name of Subscriber:                 Marshall Bertram

Address of Subscriber:              15652 Aster Road

                                      Surrey, B.C.

                                     Canada  V4A 1Y5

ACCEPTED BY:

WATERLOO VENTURES, INC.

Signature of Authorized Signatory:


Name of Authorized Signatory:     Barry L. Whelan


Position of Authorized Signatory: Director/Secretary/Treasurer


Date of Acceptance:














     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

                      SUBSCRIPTION AGREEMENT

                      WATERLOO VENTURES, INC.

SUBSCRIPTION AGREEMENT made as of this _____ day of ______________, 2002 between WATERLOO VENTURES, INC., a Nevada corporation with its registered office at 50 West Liberty Street, Suite 880, Reno,
Nevada   89501   (the   "Company")   and   the   undersigned   (the
"Subscriber").

WHEREAS:

A. The Company desires to issue a maximum of 1,000,000 shares of common stock of the Company at a price of $0.01 US per share (the "Offering") pursuant to Regulation S of the United States Securities Act of 1933 (the "Act").

B. The Subscriber desires to acquire the number of shares of the Offering set forth on the signature page hereof (the "Shares") on the terms and subject to the conditions of this Subscription Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

4.   SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $0.01 US per Share. Upon execution, the subscription by the Subscriber will be irrevocable.

1.2         The   purchase  price  is  payable  by  the  Subscriber
contemporaneously  with  the  execution  and   delivery   of   this
Subscription Agreement.

1.3 Upon execution by the Company, the Company agrees to sell such Shares to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Shares as it may, in its sole discretion, deem necessary or desirable.

1.4 Any acceptance by the Company of the Subscriber is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber. The Company will not grant any registration or other qualification rights to any Subscriber.


5.   REGULATION S AGREEMENTS OF THE SUBSCRIBER

2.1 The Subscriber agrees to resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act.

2.2         The   Subscriber  agrees  not  to  engage  in   hedging
transactions with regard to the Shares unless in compliance with the Act.

2.3         The   Subscriber  acknowledges  and  agrees  that   all
certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT"

2.4 The Subscriber and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

6.   REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

3.1 The Subscriber represents and warrants to the Company and acknowledges that the Company is relying upon the Subscriber's representations and warranties in agreeing to sell the Shares to the Subscriber that:

     (1) The Subscriber is not a "U.S. Person" as defined by Regulation S of the Act and is not acquiring the Shares for the account or benefit of a U.S. Person.

           A "U.S. Person" is defined by Regulation S of the Act to be any person who is:

               any natural person resident in the United States;

               any   partnership   or  corporation   organized   or
               incorporated under the laws of the United States;

               any estate of which any executor or administrator is a U.S. person;

               any trust of which any trustee is a U.S. person;

               any agency or branch of a foreign entity located in the United States;

               any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

               any partnership or corporation if:

organized   or   incorporated  under  the  laws  of   any   foreign
jurisdiction; and

formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in
Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

       The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that the Company has only recently commenced its proposed business and may require substantial funds in addition to the proceeds of this private placement;

       An investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

       The   Subscriber   has  had  full  opportunity   to   review
          information regarding the business and financial condition of the Company with the Subscriber's legal and financial advisers prior to execution of this Subscription Agreement;

       The Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction.

       The Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate its investment.

       The Subscriber hereby acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Regulation S pursuant to the United States Securities Act.

       The Subscriber is acquiring the Shares as principal for the Subscriber's own benefit;

       The Subscriber is not aware of any advertisement of the Shares.

       The   Subscriber  is  acquiring  the  Shares  subscribed  to
          hereunder as an investment for the Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same;

       The  Subscriber  does  not  have any contract,  undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby;

       The Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms;

       Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares;

       The  Subscriber has satisfied himself or herself as  to  the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares and/or any use of this Agreement, including (i) the legal requirements within his/her jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.

7.   REPRESENTATIONS BY THE COMPANY

4.1 The Company represents and warrants to the Subscriber that:

     (A) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

     (B) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

     (C) The issued and outstanding shares of the Company consists of 1,650,000 shares of the Company's common stock prior to the completion of the issue of any shares of the Company's common stock pursuant to this Offering.

8.   TERMS OF SUBSCRIPTION

5.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for the purposes set forth in the disclosure statement. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

5.2 The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated herein.

5.3 The Subscriber acknowledges and agrees that the subscription for the Shares and the Company's acceptance of the subscription is not subject to any minimum subscription for the Offering.

9.   MISCELLANEOUS

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, at 50 West Liberty Street, Suite 880, Reno, Nevada 89501, Attention: Mr. Marshall Bertram, President, and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

6.3 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.


10.  REPRESENTATIONS  BY  ALBERTA, BRITISH  COLUMBIA,  ONTARIO  AND
          QUEBEC RESIDENTS

7.1 If the Subscriber is a resident of Canada, the Subscriber represents to the Company that the Subscriber is a resident of the Province of Alberta, British Columbia, Ontario or Quebec and the Subscriber is (Residents of Alberta, British Columbia, Ontario or Quebec must circle one, as appropriate, and add the name of the senior officer or director of the Company):

     (i)  a   spouse,   parent,  brother,  sister   or   child   of
          _______________________, a senior officer or director of the Company ;

     (ii) a    close    friend    or    business    associate    of
          _________________________, a senior officer  or  director
          of the Company , or

     (iii) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of ____________________, a senior officer or director of the Company.

IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.



 Number of Shares                            common shares
 Subscribed For:


 Signature of
 Subscriber:

 Name of Subscriber:

 Address of Subscriber:




ACCEPTED BY:

WATERLOO VENTURES, INC.

Signature of Authorized Signatory:


Name of Authorized Signatory:


Position of Authorized Signatory:

Date of Acceptance:





     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

                      SUBSCRIPTION AGREEMENT

               WATERLOO VENTURES, INC.

SUBSCRIPTION AGREEMENT made as of this _____ day of ____________, 2002 between WATERLOO VENTURES, INC., a Nevada corporation with its registered office at 50 West Liberty Street, Suite 800, Reno,
Nevada   89501   (the   "Company")   and   the   undersigned   (the
"Subscriber").

WHEREAS:

A.         The  Company  has  completed the issuance  of  1,000,000
  shares  of the Company's common             stock at a  price  of
  $0.001  US  pursuant to Section 4(2) of the Securities  Act  1933
  (the                   "1933      Act").

B. The Company has completed a private placement of 1,000,000 shares of the Company's common stock at a price of $0.01 US pursuant to Regulation S of the 1933 Act.

C. The Company desires to issue a maximum of 650,000 shares of common stock of the Company at a price of $0.10 US per share (the "Offering") pursuant to Regulation S of the United States Securities Act of 1933 (the "Act").

D. The Subscriber desires to acquire the number of shares of the Offering set forth on the signature page hereof (the "Shares") on the terms and subject to the conditions of this Subscription Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

11.  SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $0.10 US per Share. Upon execution, the subscription by the Subscriber will be irrevocable.

1.2         The   purchase  price  is  payable  by  the  Subscriber
contemporaneously  with  the  execution  and   delivery   of   this
Subscription Agreement.

1.3 Upon execution by the Company, the Company agrees to sell such Shares to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Shares as it may, in its sole discretion, deem necessary or desirable.

1.4 Any acceptance by the Company of the Subscriber is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber. The Company will not grant any registration or other qualification rights to any Subscriber.


2.   REGULATION S AGREEMENTS OF THE SUBSCRIBER

2.1 The Subscriber agrees to resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act.

2.2         The   Subscriber  agrees  not  to  engage  in   hedging
transactions with regard to the Shares unless in compliance with the Act.

2.3         The   Subscriber  acknowledges  and  agrees  that   all
certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT"

2.4 The Subscriber and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.
3.   REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

3.1 The Subscriber represents and warrants to the Company and acknowledges that the Company is relying upon the Subscriber's representations and warranties in agreeing to sell the Shares to the Subscriber that:

     (1) The Subscriber is not a "U.S. Person" as defined by Regulation S of the Act and is not acquiring the Shares for the account or benefit of a U.S. Person.

           A "U.S. Person" is defined by Regulation S of the Act to be any person who is:

               any natural person resident in the United States;

               any   partnership   or  corporation   organized   or
               incorporated under the laws of the United States;

               any estate of which any executor or administrator is a U.S. person;

               any trust of which any trustee is a U.S. person;

               any agency or branch of a foreign entity located in the United States;

               any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States; and

               any partnership or corporation if:

organized   or   incorporated  under  the  laws  of   any   foreign
jurisdiction; and

formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in
Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

       The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that the Company has only recently commenced its proposed business and may require substantial funds in addition to the proceeds of this private placement;

       An investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares;

       The  Subscriber has received and has had full opportunity to review the Company's information regarding the business and financial condition of the Company with the
          Subscriber's legal and financial advisers prior to execution of this Subscription Agreement;

       The Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction.

       The Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate its investment.

       The Subscriber hereby acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Regulation S pursuant to the United States Securities Act.

       The Subscriber is acquiring the Shares as principal for the Subscriber's own benefit;

       The Subscriber is not aware of any advertisement of the Shares.

       The   Subscriber  is  acquiring  the  Shares  subscribed  to
          hereunder as an investment for the Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same;

       The  Subscriber  does  not  have any contract,  undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby;

       The Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms;

       Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares;

       The  Subscriber has satisfied himself or herself as  to  the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares and/or any use of this Agreement, including (i) the legal requirements within his/her jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.


12.  REPRESENTATIONS BY THE COMPANY

4.1 The Company represents and warrants to the Subscriber that:

     (A) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.
          (B) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

     (C) The issued and outstanding shares of the Company consists of 2,000,000 shares of the Company's common stock prior to the completion of the issue of any shares of the Company's common stock pursuant to this Offering.


13.  TERMS OF SUBSCRIPTION

5.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for the purposes set forth in the disclosure statement. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

5.2 The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated herein.

5.3 The Subscriber acknowledges and agrees that the subscription for the Shares and the Company's acceptance of the subscription is not subject to any minimum subscription for the Offering.


14.  MISCELLANEOUS

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, at 50 West Liberty Street, Suite 800, Reno, Nevada 89501 Attention: Mr. Marshall Bertram, President, and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

6.3 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.








       ( THE BALANCE OF THIS PAGE INTENTIONALLY LEFT BLANK)








15.  REPRESENTATIONS  BY  ALBERTA, BRITISH  COLUMBIA,  ONTARIO  AND
     QUEBEC RESIDENTS

7.1 If the Subscriber is a resident of Canada, the Subscriber represents to the Company that the Subscriber is a resident of the Province of Alberta, British Columbia, Ontario or Quebec and the Subscriber is (Residents of Alberta, British Columbia, Ontario or Quebec must circle one, as appropriate, and add the name of the senior officer or director of the Company):

     (i)  a   spouse,   parent,  brother,  sister   or   child   of
          _______________________, a senior officer or director of the Company ;

     (ii) a    close    friend    or    business    associate    of
          _________________________, a senior officer  or  director
          of the Company , or

     (iii) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of ____________________, a senior officer or director of the Company.


IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.


 Number of Shares
 Subscribed For:                              common shares


 Signature of Subscriber:


 Name of Subscriber:

 Address of Subscriber:



ACCEPTED BY:

WATERLOO VENTURES, INC.

Signature of Authorized Signatory:


Name of Authorized Signatory:


Position of Authorized Signatory:


Date of Acceptance:















     THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND ARE PROPOSED TO BE ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. UPON ANY SALE, SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT.

                      SUBSCRIPTION AGREEMENT

                      WATERLOO VENTURES, INC.

SUBSCRIPTION AGREEMENT made as of this _____ day of ________, 2002 between WATERLOO VENTURES, INC., a Nevada corporation with its registered office at 50 West Liberty Street, Suite 880, Reno,
Nevada   89501   (the   "Company")   and   the   undersigned   (the
"Subscriber").

WHEREAS:

  A.   The Company has entered into an option agreement dated August
     21, 2002 with Klondike Bay Resources (the "Option Agreement") for the acquisition of a 75% interest of certain mineral claims in the Sudbury Mining District in the Ontario, Canada (the "Property"). The Company has completed cash payments to Klondike Bay Resources totaling $7,500 as required to maintain its interest in the Option
     Agreement.     The Company is required to complete exploration
     expenditures on the Property totaling $22,000 by August 31, 2003 and, in aggregate, $210,000 by August 31, 2004 in order to exercise its option.

  B. The Company has received a geological report on the mineral claims (the "Geological Report"). The Geological Report recommends a two phase work program on the Property. The Company has determined to proceed with phase one of the geological work program with an estimated cost of $22,000.

  C. The Company desires to issue a maximum of 100,000 shares of common stock of the Company at a price of $0.25 US per share (the "Offering") pursuant to Regulation S of the United States Securities Act of 1933 (the Act) in order to provide additional working capital for the Company's operations.

  D. The Company has delivered to the Subscriber a copy of the Company's disclosure statement dated August 23, 2002 (the "Disclosure Statement").

  E. The Subscriber desires to acquire the number of shares of the Offering set forth on the signature page hereof (the "Shares") on the terms and subject to the conditions of this Subscription Agreement.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

SUBSCRIPTION FOR SHARES

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Company such number of Shares as is set forth upon the signature page hereof at a price equal to $0.25 US per Share. Upon execution, the subscription by the Subscriber will be irrevocable.

1.2         The   purchase  price  is  payable  by  the  Subscriber
contemporaneously  with  the  execution  and   delivery   of   this
Subscription Agreement.

1.3 Upon execution by the Company, the Company agrees to sell such Shares to the Subscriber for said purchase price subject to the Company's right to sell to the Subscriber such lesser number of Shares as it may, in its sole discretion, deem necessary or desirable.

1.4 Any acceptance by the Company of the Subscriber is conditional upon compliance with all securities laws and other applicable laws of the jurisdiction in which the Subscriber is resident. Each Subscriber will deliver to the Company all other documentation, agreements, representations and requisite government forms required by the lawyers for the Company as required to comply with all securities laws and other applicable laws of the jurisdiction of the Subscriber. The Company will not grant any registration or other qualification rights to any Subscriber.


2.   REGULATION S AGREEMENTS OF THE SUBSCRIBER

2.1 The Subscriber agrees to resell the Shares only in accordance with the provisions of Regulation S of the Act pursuant to registration under the Act, or pursuant to an available exemption from registration pursuant to the Act.

2.2         The   Subscriber  agrees  not  to  engage  in   hedging
transactions with regard to the Shares unless in compliance with the Act.

2.3         The   Subscriber  acknowledges  and  agrees  that   all
certificates representing the Shares will be endorsed with the following legend in accordance with Regulation S of the Act:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 (THE "ACT"), AND HAVE BEEN ISSUED IN RELIANCE UPON AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT PROVIDED BY REGULATION S PROMULGATED UNDER THE ACT. SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE ACT, OR PURSUANT TO AN AVAILABLE EXEMPTION FROM REGISTRATION UNDER THE ACT. HEDGING TRANSACTIONS INVOLVING THE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE ACT"

2.4 The Subscriber and the Company agree that the Company will refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S of the Act, pursuant to registration under the Act, or pursuant to an available exemption from registration.

3.   REPRESENTATIONS AND WARRANTIES BY SUBSCRIBER

3.1 The Subscriber represents and warrants to the Company and acknowledges that the Company is relying upon the Subscriber's representations and warranties in agreeing to sell the Shares to the Subscriber that:

     (1) The Subscriber is not a "U.S. Person" as defined by Regulation S of the Act and is not acquiring the Shares for the account or benefit of a U.S. Person.

           A "U.S. Person" is defined by Regulation S of the Act to be any person who is:

          (a)  any natural person resident in the United States;

          (b) any partnership or corporation organized or incorporated under the laws of the United States;

          (c)  any estate of which any executor or administrator is a U.S.
               person;

          (d)  any trust of which any trustee is a U.S. person;

          (e) any agency or branch of a foreign entity located in the United States;

          (f) any non-discretionary account or similar account (other than an estate or trust) held by a dealer or other fiduciary organized, incorporate, or (if an individual) resident in the United States;
      and

          (g)  any partnership or corporation if:

organized   or   incorporated  under  the  laws  of   any   foreign
jurisdiction; and

formed by a U.S. person principally for the purpose of investing in securities not registered under the Act, unless it is organized or incorporated, and owned, by accredited investors [as defined in
Section 230.501(a) of the Act] who are not natural persons, estates or trusts.

       The Subscriber recognizes that the purchase of Shares involves a high degree of risk in that the Company has only recently commenced its proposed business and may require substantial funds in addition to the proceeds of this private placement.

       An investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Shares.

       The  Subscriber has received and has had full opportunity to review  the  Company's Disclosure Statement,  a  copy  of
          Option Agreement, a copy of the Geological Report and information regarding the business and financial condition of the Company with the Subscriber's legal and financial advisers prior to execution of this Subscription Agreement.

       The Subscriber has such knowledge and experience in finance, securities, investments, including investment in non-listed and non registered securities, and other business matters so as to be able to protect its interests in connection with this transaction.

       The Subscriber acknowledges that no market for the Shares presently exists and none may develop in the future and accordingly the Subscriber may not be able to liquidate its investment.

       The Subscriber hereby acknowledges that this offering of Shares has not been reviewed by the United States Securities and Exchange Commission (the "SEC") and that the Shares are being issued by the Company pursuant to an exemption from registration provided by Regulation S pursuant to the United States Securities Act.

       The Subscriber is acquiring the Shares as principal for the Subscriber's own benefit.

       The Subscriber is not aware of any advertisement of the Shares.

       The   Subscriber  is  acquiring  the  Shares  subscribed  to
          hereunder as an investment for the Subscriber's own account, not as a nominee or agent, and not with a view toward the resale or distribution of any part thereof, and the Subscriber has no present intention of selling, granting any participation in, or otherwise distributing the same.

       The  Subscriber  does  not  have any contract,  undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person, or to any third person, with respect to any of the Shares sold hereby.

       The Subscriber has full power and authority to enter into this Agreement which constitutes a valid and legally binding obligation, enforceable in accordance with its terms.

       Subscriber can bear the economic risk of this investment, and was not organized for the purpose of acquiring the Shares.

       The  Subscriber has satisfied himself or herself as  to  the full observance of the laws of his or her jurisdiction in connection with any invitation to subscribe for the Shares and/or any use of this Agreement, including (i) the legal requirements within his/her jurisdiction for the purchase of the Shares, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Shares.



16.  REPRESENTATIONS BY THE COMPANY

4.1 The Company represents and warrants to the Subscriber that:

     (1) The Company is a corporation duly organized, existing and in good standing under the laws of the State of Nevada and has the corporate power to conduct the business which it conducts and proposes to conduct.

     (2) Upon issue, the Shares will be duly and validly issued, fully paid and non-assessable common shares in the capital of the Company.

     (3) The issued and outstanding shares of the Company consists of 2,650,000 shares of the Company's common stock prior to the completion of the issue of any shares of the Company's common stock pursuant to this Offering.


17.  TERMS OF SUBSCRIPTION

5.1 Pending acceptance of this subscription by the Company, all funds paid hereunder shall be deposited by the Company and immediately available to the Company for the purposes set forth in the disclosure statement. In the event the subscription is not accepted, the subscription funds will constitute a non-interest bearing demand loan of the Subscriber to the Company.

5.2 The Subscriber hereby authorizes and directs the Company to deliver the securities to be issued to such Subscriber pursuant to this Subscription Agreement to the Subscriber's address indicated herein.

5.3 The Subscriber acknowledges and agrees that the subscription for the Shares and the Company's acceptance of the subscription is not subject to any minimum subscription for the Offering.


18.  MISCELLANEOUS

6.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by registered or certified mail, return receipt requested, addressed to the Company, at its registered office, at 50 West Liberty Street, Suite 880, Reno, Nevada 89501, Attention: Mr. Marshall Bertram, President, and to the Subscriber at his address indicated on the last page of this Subscription Agreement. Notices shall be deemed to have been given on the date of mailing, except notices of change of address, which shall be deemed to have been given when received.

6.2 Notwithstanding the place where this Subscription Agreement may be executed by any of the parties hereto, the parties expressly agree that all the terms and provisions hereof shall be construed in accordance with and governed by the laws of the State of Nevada.

6.3 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further action as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.
19.  REPRESENTATIONS  BY ALBERTA, BRITISH COLUMBIA,  ONTARIO
     AND QUEBEC RESIDENTS

7.1 If the Subscriber is a resident of Canada, the Subscriber represents to the Company that the Subscriber is a resident of the Province of Alberta, British Columbia, Ontario or Quebec and the Subscriber is (Residents of Alberta, British Columbia, Ontario or Quebec must circle one, as appropriate, and add the name of the senior officer or director of the Company):

     (i)  a  spouse,  parent, brother, sister  or  child  of
          _______________________,  a  senior   officer   or
          director of the Company;

     (ii) a   close   friend   or  business   associate   of
          _________________________,  a  senior  officer  or
          director of the Company, or

(iii) a company, all of the voting securities of which are beneficially owned by one or more of a spouse, parent, brother, sister, child or close personal friend or business associate of ____________________, a senior officer or director of the Company.


IN WITNESS WHEREOF, this Subscription Agreement is executed as of the day and year first written above.


 Number of Shares                             common shares
 Subscribed For:



 Signature of Subscriber:

 Name of Subscriber:

 Address of Subscriber:




ACCEPTED BY:

WATERLOO VENTURES, INC.

Signature  of Authorized
Signatory:

Name    of    Authorized
Signatory:

Position  of  Authorized
Signatory:

Date of Acceptance: